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                   CLINICAL COLLABORATION AND OPTION AGREEMENT


     This Clinical Collaboration and Option Agreement ("Agreement") is entered into as of the 30TH day of September, 1997 between ALZA Corporation ("ALZA") and Alkermes, Inc. ("Alkermes").

                                 R E C I T A L S

     A. ALZA and Alkermes have entered into discussions with respect to the continued development by the parties and the commercialization of the Product (as defined below) and have signed a Confidentiality Agreement dated February 1, 1995 (the "Confidentiality Agreement") in that regard.

     B. The parties wish to conduct certain clinical studies and to provide an option to ALZA to enter into a definitive agreement with Alkermes to complete the development of, and to commercialize, the Product worldwide.

     NOW THEREFORE, the parties agree as follows:

     1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          1.1 "Agreement Fee" shall mean the payment by ALZA to Alkermes in accordance with Section 2.1.

          1.2 "Brain Tumor Study" shall mean the clinical study referred to in
Section 2.3(a) and Exhibit A-1 hereto.

          1.3 "Collaboration Committee" shall mean the committee formed pursuant to Section 2.1 hereof.

          1.4 "Confidential Information" shall mean (i) in the case of Alkermes, information disclosed by Alkermes to ALZA concerning the Product (or the use or manufacture thereof), or useful to the Program, owned by or licensed to Alkermes prior to the date hereof or developed by Alkermes after the date hereof outside the Program and without reference to or use of any Program Information or ALZA Confidential Information and (ii) in the case of ALZA, information disclosed by ALZA to Alkermes that is useful to



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the Program, owned by or licensed to ALZA prior to the date hereof or developed by ALZA after the date hereof outside the Program and without reference to or use of any Program Information or Alkermes Confidential Information. Confidential Information shall not include any information which is (i) already known to the other party at the time of disclosure, as evidenced by such party's written records made prior to the date of disclosure; (ii) publicly known prior to or after disclosure, other than through unauthorized acts or omissions of the other party; or (iii) disclosed in good faith to the other party by a third party lawfully and contractually entitled to make such disclosure.

          1.5 "Definitive Agreement" shall mean a definitive agreement for the continued development and worldwide commercialization of the Product on the terms set forth on Exhibit B hereto, to be negotiated by the parties as provided in Section 5.

          1.6 "Development Costs" shall mean the costs of the Program incurred by the parties pursuant to this Agreement, determined, in the case of Alkermes, in accordance with Exhibit C hereto and determined, in the case of ALZA, in accordance with Exhibit D hereto.

          1.7 "FDA" shall mean the United States Food and Drug Administration, or its successor in regulating products such as the Product.

          1.8 "Metastases Studies" shall mean the clinical studies referred to in Section 2.3(b) and Exhibit A-2 hereto.

          1.9 "Option" shall mean the option to enter into the Definitive Agreement granted to ALZA pursuant to Section 2.1.

          1.10 "Option Period" shall mean the period beginning on the date hereof and ending as provided in Section 2.5.

          1.11 "Partnership" shall mean Alkermes Clinical Partners, L. P.

          1.12 "Product" shall mean Alkermes' proprietary RMP-7
(bradykinin-based receptor-mediated permeabilizer) in the form currently in development by Alkermes, and any other formulation, dosage form or analog thereof, and any improvements thereto, developed during the term of this Agreement.



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          1.13 "Program" shall mean the activities undertaken hereunder and in accordance with the terms hereof for the further clinical development of the Product and related activities, and under the Definitive Agreement for the further clinical development and commercialization of the Product.

          1.14 "Program Information" shall mean any know-how, trade secrets, inventions (including patents covering such inventions), data technology and information, including improvements and modifications to any thereof, developed or acquired by either party under, in connection with or as a result of, the Program. Program Information shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture, and medical, clinical, toxicological and other scientific data. Program Information shall not include trademarks.

          1.15 "Studies" shall mean the Brain Tumor Study and the Metastases Studies together.

          1.16 "Territory" shall mean all of the countries of the world.

     2.   OPTION; AGREEMENT FEE.

          2.1   OPTION AND AGREEMENT FEE.

               (a) Subject to the remainder of this Agreement, Alkermes hereby grants to ALZA an exclusive, irrevocable Option, exercisable at any time during the Option Period, to obtain exclusive rights to continue and complete the development of the Product and to commercialize the Product in the Territory pursuant to the Definitive Agreement.

               (b) In consideration of the Option granted in paragraph (a) above, ALZA will pay to Alkermes the Agreement Fee of $10 million. Such payment will be made by wire transfer, within three business days after execution of this Agreement by both parties, to an account specified in writing by Alkermes.

          2.2 OPTION EXERCISE. ALZA may exercise the Option at any time during the Option Period after execution by the parties of the letter referred to in
Section 5 concerning the Definitive Agreement, by written notice to Alkermes, accompanied by two


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originals of the Definitive Agreement executed on behalf of ALZA. Alkermes shall execute the Definitive Agreement within three business days after receipt from ALZA, and shall return one signed original to ALZA. The Option shall be deemed to have been exercised upon delivery of ALZA's written notice of exercise to Alkermes, and the Definitive Agreement shall be deemed to be effective upon execution and delivery by ALZA to Alkermes of the Definitive Agreement.

          2.3  OPTION PERIOD ACTIVITIES.

               (a) During the Option Period, Alkermes will conduct the Brain Tumor Study, described on Exhibit A-1, pursuant to protocols approved by the Collaboration Committee. Within 90 days after completion of the Brain Tumor Study on all patients, Alkermes will deliver a final report signed by the Vice President, Medical Affairs of Alkermes, with the underlying data, to ALZA.

               (b) During the Option Period, Alkermes will conduct the Metastases Studies, described on Exhibit A-2, pursuant to protocols approved by the Collaboration Committee. Within 90 days after completion of the Metastases Studies on all patients, Alkermes will deliver a final report signed by the Vice President, Medical Affairs of Alkermes, with the underlying data, to ALZA.

               (c) Alkermes shall pursue the Studies in a commercially reasonable manner, with the expectation that the Studies, including the final reports thereon, will be completed by ***.

               (d) During the Option Period, Alkermes will use its commercially reasonable efforts to commence and continue a Phase III glioma study, and will share with ALZA any interim data that becomes available with respect to that study and any other studies of the Product undertaken by Alkermes. The target is to have *** patients enrolled in Phase III glioma study before ***.

               (e) During the Option Period, Alkermes will not (i) develop (except pursuant to its agreement with the Partnership as in effect on the date hereof and except for new studies relating to the Product that are not otherwise subject to this Agreement),


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or commercialize, directly or indirectly, alone or with any third party, any bradykinin-based product other than the Product pursuant to the terms of this Agreement or (ii) negotiate with any third party or grant any third party any rights to continue the development of, or commercialize, the Product or any other bradykinin-based product.

               (f) During the Option Period, Alkermes will fulfill all of its obligations under its arrangements with the Partnership and will not breach any of such obligations.

          2.4 PLANS FOR ADDITIONAL ACTIVITIES. During the Option Period, the parties will work together to prepare work plans and cost estimates for the remainder of the Program, including all clinical and regulatory activities and all related matters necessary to complete the development of the Product through FDA marketing clearance. The parties will also prepare a work plan and cost estimate for development and regulatory clearance to market the Product in other major countries of the world, and will collaborate to determine appropriate strategies for commercializing the Product outside the United States and Canada, subject to the provisions of Exhibit B. The work plans and cost estimates described in this Section 2.4 shall be completed at least 30 days prior to the target delivery date for the final reports concerning the Studies, as described in Section 2.3.

          2.5 TERMINATION OF OPTION. The Option granted in Section 2.1 shall terminate upon the first to occur of the following: (a) termination of this Agreement or (b) unless previously exercised, 60 days after the last to occur of
(i) the execution by the parties of the letter referred to in Section 5 concerning the Definitive Agreement; (ii) delivery by Alkermes to ALZA of the final reports (including the supporting data) of the Studies as described in
Section 2.3; and (iii) completion by the parties of the activities described in
Section 2.4 above.




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     3.   CLINICAL PROGRAM.

          3.1  COLLABORATION COMMITTEE.

               (a) Promptly after the date hereof, the parties shall form a Collaboration Committee, which shall consist of an equal number of representatives of each party (expected to be three to five representatives for each party). The Collaboration Committee shall review and approve the protocols for the Studies and all other activities to be undertaken pursuant to the Program, including work plans and cost estimates therefor. Each party shall designate its own members to the Collaboration Committee, and shall notify the other party in writing if it changes or substitutes any of its members.

               (b) The Collaboration Committee shall meet at such times as it may select, but in any case at least once in each calendar quarter during the term of this Agreement. The meetings shall alternate between the offices of the parties. The Collaboration Committee may meet in person, by telephone or by video conference, and individual members may participate in any of the foregoing ways. If a member of the Collaboration Committee is unavailable for any meeting, such member may designate a substitute to participate in the member's place. The costs of participation by each member in the activities of the Collaboration Committee shall be borne by the party appointing such member.

               (c) The Collaboration Committee shall have a secretary who will keep minutes of its meetings. The secretary shall be selected on a rotating basis each year by one of the parties.

               (d) The presence at any meeting of the Collaboration Committee of at least two members from each party shall constitute a quorum for purposes of any action by the Collaboration Committee. Each member will have one vote, and action shall be authorized by a majority of the votes, so long as the majority vote includes at least one vote cast by a member selected by each party. In the event that the Collaboration Committee cannot agree on the protocol for, or the execution of, the Metastases Studies, ALZA will have the tie-breaking vote. If
(i) Alkermes disagrees with ALZA's resolution of


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any matter related to the Metastases Studies pursuant to such tie-breaking vote, or (ii) if ALZA disagrees with Alkermes' resolution of a matter relating to a new clinical study (other than the primary Phase III glioma study being planned by Alkermes as of the date hereof) under Section 3.1 (e)(iii) pursuant to a tie-breaking vote, or (iii) if the Collaboration Committee is unable to obtain the vote required with respect to any other matters, then the matter may be referred to dispute resolution by either party in accordance with Section 7.1.

               (e) The Collaboration Committee will be responsible for (i) approving the amendments, if any, to the protocols for the Studies; (ii) reviewing ongoing clinical activities concerning the Product, (iii) approving new clinical studies of the Product (other than the Studies); provided, however, that in the event that the Collaboration Committee cannot agree on the protocol for, or execution of, such new clinical studies of the Product, Alkermes will have the tie-breaking vote; (iv) reviewing periodically, during the course of the studies (including the Studies) and after they are completed, all Product-related clinical data and related information; (v) reviewing and approving work plans and cost estimates for all development and clinical activities to be undertaken pursuant to this Agreement; (vi) reviewing the Development Costs incurred by the parties under this Agreement; (vii) reviewing all proposed Product-related regulatory filings prior to submission; and (viii) coordinating all communication with regulatory agencies concerning regulatory filings related to the Product.

          3.2 RESOURCES. In connection with the Program, each party shall make available such of its scientific, clinical, medical, regulatory and other personnel as appropriate to perform the tasks allocated to such party under the Program. The parties shall use commercially reasonable efforts to carry out the Program and shall participate in periodic conferences to review its status, including the prompt preparation, review and discussion of work plans and cost estimates and revisions thereto, completion of the activities thereunder and the preparation and delivery of the reports contemplated by Section 2.3.



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          3.3  CLINICAL SUPPLIES. In connection with the Program, Alkermes will provide, at no charge, such reasonable quantities of the Product as are necessary to carry out the activities under the Program. Alkermes will also provide ALZA with a Material Safety Data Sheet for the Product, all relevant information available and known to Alkermes concerning the safety, handling, use, disposal and environmental effects of the Product or as may be necessary to continue the Program.

          3.4 PAYMENT OF DEVELOPMENT COSTS. Alkermes shall pay all of the Development Costs of the Studies incurred pursuant to work plans and cost estimates approved by the Collaboration Committee. With respect to any Development Costs incurred by ALZA, ALZA shall invoice Alkermes on or before the fifteenth day of each month for the preceding month's Development Costs incurred by ALZA. All payments shall be made within 30 days after the date of the invoice. Notwithstanding the foregoing, Alkermes shall not be obligated to pay or bear Development Costs in excess of those provided for in work plans and cost estimates approved by the Collaboration Committee, and neither party shall be obligated to perform any work which would result in Development Costs exceeding such approved cost estimates. If the total Development Costs of the Studies as approved by the Collaboration Committee exceed $***, then such excess over $*** will be shared equally by the parties, on a monthly basis. If the total Development Costs of the Studies as approved by the Collaboration Committee are less than $***, then 50% of the difference between $*** and such total Development Costs will be credited against the lump sum payment due to Alkermes from ALZA upon execution of the Definitive Agreement (if such a payment is to be made) or the first payments due to Alkermes as reimbursement of Development Costs under the Definitive Agreement (if ALZA elects to fund Development Costs on an ongoing basis).

          3.5 REGULATORY ACTIVITIES. Each party shall have the right to participate in any substantive meetings to be held with regulatory authorities with respect to the Product during the term of this Agreement, and each party shall promptly provide the other party with copies of all correspondence from or to regulatory authorities concerning the Product.


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          3.6 ADVERSE EVENTS. Each party shall promptly inform the other party of any information that it obtains or develops regarding the efficacy or safety of the Product and shall promptly report to the other party any information or notice of adverse or unexpected reactions or side effects related to the utilization or medical administration of the Product. Each party shall allow the other party to comply, and shall assist the other party in complying with the adverse reaction reporting requirements of the Food, Drug and Cosmetic Act, 21 USC 321 et seq., and regulations thereunder with respect to the Product by notifying the other party in writing of any "adverse drug experience" that is considered "serious" or "unexpected", regardless of source, in a manner so that the other party shall receive such notice within three working days of the notifying party's first having "obtained or otherwise received" such "adverse drug experience...from any source" as those terms are defined in 21 CFR 314.80. Each party shall provide the other party with copies of Adverse Drug Experience Reports held with the FDA as to the Product.

     4.   CONFIDENTIALITY; OWNERSHIP.

          4.1 CONFIDENTIALITY. Except as specifically authorized or permitted by this Agreement, each party shall, for the term of this Agreement and for ten years after its expiration or termination for any reason, keep confidential and not disclose to others, and use only as permitted hereunder, all of the other party's Confidential Information and all Program Information. Notwithstanding the foregoing, such information may be (i) disclosed to government agencies and others where such information may be required to be included in patent applications or regulatory filings relating to the Product; (ii) provided to third parties under appropriate confidentiality agreements for consulting, manufacturing, development, external testing and marketing trials with respect to the Product and other activities under the Program; (iii) published if and to the extent such publication has been approved in writing by each of the parties (unless the laws and regulations applicable to the third party submitting such publication prohibit such prior review); or (iv) disclosed to the extent required by applicable laws or regulations or as ordered by a court or other


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regulatory body having competent jurisdiction. In each of the foregoing cases, the parties will use their commercially reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible.

          4.2 OWNERSHIP. Program Information shall be owned jointly by the parties. Subject to Section 6.3, during the term of the Agreement Program Information may not be used outside the Program by either party without the prior written consent of the other party.

     5. DEFINITIVE AGREEMENT. Within two months after the date hereof, the parties shall commence good faith negotiations of the Definitive Agreement, which shall include the terms set forth on Exhibit B hereto. The intent of the parties is to complete such negotiation, with the execution form of the Definitive Agreement agreed upon, no later than ***. Upon completion of the negotiation and preparation of the Definitive Agreement, the parties will execute a letter, to be attached to the completed draft, agreeing that the attached draft is the execution form of the Definitive Agreement.

     6.   TERM AND TERMINATION.

          6.1 TERM. This Agreement shall remain in effect until the first to occur of (a) the exercise or expiration of the Option or (b) the termination of this Agreement in accordance with Section 6.2.

          6.2  TERMINATION.

               (a) ALZA may terminate this Agreement upon not less than 30 days' written notice to Alkermes, if Alkermes fails to pay any amounts due to ALZA under this Agreement within 30 days after the date of invoice, or if Alkermes is not proceeding to execute the activities allocated to it under the work plans approved by the Collaboration Committee in a commercially reasonable manner.

               (b) Alkermes may terminate this Agreement upon not less than 30 days' written notice to ALZA, if ALZA is not proceeding to execute the activities allocated


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to it under the work plans as approved by the Collaboration Committee in a commercially reasonable manner.

               (c) ALZA may terminate this Agreement at any time upon not less than 30 days' written notice to Alkermes.

               (d) Either party may terminate this Agreement upon at least 30 days' prior written notice in the event of a material breach of this Agreement by the other party, which breach continues uncorrected for 30 days after written notice of the breach by the nonbreaching party to the breaching party.

               (e) This Agreement will automatically terminate upon expiration of the Option unexercised.

          6.3  CONSEQUENCES OF EARLY TERMINATION.

               (a) In the event of the termination of this Agreement by ALZA pursuant to Section 6.2(c), or the termination of this Agreement by Alkermes pursuant to Section 6.2(b) or (d) hereof, or if the Option expires unexercised, ALZA hereby grants Alkermes an irrevocable, royalty-free, worldwide, exclusive license, with the right to sublicense, in and to all of ALZA's interest in all Program Information (other than market research, market data, marketing and sales information, promotional materials and related material generated by or on behalf of ALZA, as to which no license is granted). Effective as of any such termination, the information covered by such license will no longer be subject to the provisions of Section 4.1 hereof. At the request of Alkermes following termination of this Agreement for any of the reasons described above, ALZA shall execute any documents reasonably requested by Alkermes to evidence or confirm the foregoing license.

               (b) If this Agreement is terminated pursuant to Section 6.2(a), or by ALZA pursuant to Section 6.2(d), Alkermes shall refund to ALZA the difference, if any,


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between (a) $*** and (b) total Development Costs duly incurred under this
Agreement from the date hereof through the date of such termination.

          6.4 RETURN OF PRODUCT. Upon termination of this Agreement for any reason, ALZA will return to Alkermes all unused Product held by ALZA (if any), or dispose of it, at Alkermes' expense, as elected by Alkermes. Within 30 days after termination of the Agreement, Alkermes shall notify ALZA in writing of its election.

     7.   DISPUTE RESOLUTION; GOVERNING LAW.

          7.1  DISPUTES RESOLUTIONS.

               (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity of this Agreement, shall be submitted in the first instance to the Chief Executive Officer of ALZA and the Chief Executive Officer of Alkermes.

               (b) If any matter or dispute under this Agreement cannot be resolved by the individuals designated in Section 7.1 (a) within 30 days after its submission to them, either party shall be entitled to bring suit thereon, subject to Section 7.2. All such suits shall be brought in the Federal District Court for the Southern District of New York located in New York City.

          7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     8.   MISCELLANEOUS.

          8.1 AMENDMENT. This Agreement shall not be amended or modified except in a writing signed by each of the parties hereto.


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          8.2 NOTICES. Any notice required or permitted under this Agreement shall be in writing and addressed as follows:

     if to ALZA:               ALZA Corporation
                               950 Page Mill Road
                               P.O Box 10950
                               Palo Alto, CA 94303-0802
                               Attention: Senior Vice President and
                                General Counsel

     if to Alkermes:           Alkermes, Inc.
                               64 Sidney Street
                               Cambridge, MA 02139
                               Attention: Chief Financial Officer

All notices given in accordance with this Section 8.2 shall be deemed to be effective five days after the date of mailing, if mailed by registered or certified mail, postage prepaid and return receipt requested or, upon delivery, if delivered by hand, or upon receipt, if faxed. Faxed notices shall be followed by originals. Any party may change its address at which notice is to be received by written notice provided pursuant to this Section 8.2.

          8.3 RECORDS. Each party shall maintain true and complete books and records in accordance with generally accepted accounting principles, in sufficient detail to verify Development Costs and such records shall be maintained for at least two years after the submission of each report or invoice required to be provided under this Agreement. Each party shall have the right, through its independent auditors, during normal business hours and following reasonable prior notice to the other party, to examine the books and records of the other party for the purpose of verifying Development Costs incurred hereunder. If any such examination shows any underpayment, overcharge or miscalculation, a correcting payment or refund shall be made within 30 days after receipt of the written statement described above. The fees and expenses of the accountants performing such examination shall be borne by the party requesting the audit. Examinations may be made not more than once in each calendar year and for two years after the expiration or termination of this Agreement, and any particular records may be



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audited only once, and only within two calendar years after the end of the calendar year in which they were created.


          8.4 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect. If any of the terms or provisions of this Agreement is in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to resolve any inequities.

          8.5 ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Without the prior written consent of the other party, neither party may assign any of its rights, or delegate any of its obligations, under this Agreement, except to any Affiliate (for this purpose, an "Affiliate" of a party is a corporation or other entity that controls, is controlled by, or is under common control with, such party) or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates. Such consent will not be unreasonably withheld if the proposed assignee has capabilities at least comparable to those of the assigning party to carry out its obligations hereunder.

          8.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all agreements and understandings between the parties as to the subject matter, whether oral or in writing.

          8.7 NONDISCLOSURE. Neither party shall have the right to disclose to third parties the existence of this Agreement or any of the terms and conditions hereof without the express prior written consent of the other party, except as may be required by applicable law, including United States securities laws, rules and regulations. The parties


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anticipate issuing a joint press release upon execution of this Agreement. The parties will work together to agree upon the content and timing of such release.

          8.8 SURVIVAL OF PROVISIONS. The provisions of Sections 3.4, 3.6 (with respect to adverse events occurring during the term of this Agreement), 6.3, 6.4, 8.2, 8.3, 8.4, 8.5 (first sentence only), 8.6 and this Section 8.8, and Articles 1, 4 and 7, shall survive the termination for any reason of this Agreement. Except as specifically provided in this Agreement, neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ALZA Corporation                                Alkermes, Inc.


By: /s/ Ernest Mario                            By: /s/ Richard F. Pops
   ------------------                               ---------------------

Title:  Chief Executive Officer                Title:  Chief Executive Officer
       ------------------------                       -------------------------



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
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                                       15

                                   EXHIBIT A-1

                                Brain Tumor Study

DESIGN SUMMARY:

***




ESTIMATED TIMEFRAME:

***



ESTIMATED COST FROM DATE OF AGREEMENT:

$***




     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT A-2

                               Metastases Studies

DESIGN SUMMARY:

***




ESTIMATED TIMEFRAME:

***


ESTIMATED COST FROM DATE OF AGREEMENT:

$***



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  CONFIDENTIAL

                                    EXHIBIT B

                                   TERM SHEET

            RMP-7 (bradykinin-based receptor-mediated permeabilizer)
                  DEFINITIVE DEVELOPMENT AND COMMERCIALIZATION
                                   AGREEMENT*


PARTIES:                 Alkermes, Inc. ("Alkermes") and ALZA Corporation
                        ("ALZA").

PRODUCT: RMP-7 (bradykinin-based receptor-mediated permeabilizer) and any formulations, dosage forms or improvements thereof.

AGREEMENT:              Definitive Development and Commercialization Agreement
                        (the "Definitive Agreement"), pursuant to which the parties will complete the development of the Product and ALZA will have worldwide commercialization rights to the Product for the life of the Product, subject to the terms of the Product Development Agreement between Alkermes and Alkermes Clinical Partners, L. P. (the
                        "Partnership"). Subject to the terms of such Product
                        Development Agreement and pursuant to the Definitive
                        Agreement, Alkermes will grant to ALZA the sole and exclusive right to commercialize the Product, including an exclusive license or sublicense (with right to further sublicense) under any and all patents and know-how owned or controlled by Alkermes which are necessary or useful to commercialize the Product, solely for the purpose of commercializing the Product.

TERRITORY:              Worldwide, divided into two subterritories:
                          Subterritory A United States and Canada
                          Subterritory B all other countries of the world


-------------------------------
* Capitalized terms used in this Term Sheet have their meanings set forth in the Clinical Collaboration and Option Agreement to which this Term Sheet is an exhibit (the "Option Agreement"), unless otherwise defined herein.

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DEVELOPMENT FEE:        Upon execution of the Agreement, either (i) ALZA will
                        pay Alkermes a development fee (the "Development Fee") in an amount equal to the anticipated Development Costs necessary to complete the Program determined in accordance with Section 2.4 of the Option Agreement (the
                        "Anticipated Completion Costs"), or (ii) ALZA will agree to fund, on an ongoing basis, such Anticipated
                        Completion Costs necessary to complete the Program.

COMMERCIALIZATION
FEES: ALZA will pay Alkermes the following commercialization fees with respect to the Product:

                        ***

                        ***

MANUFACTURING AND
SUPPLY: Alkermes will be responsible for manufacturing the Product for clinical studies and commercial supply. The Definitive Agreement will include appropriate contingency plans to assure continued supply in the event that Alkermes is unable to supply. Alkermes will be responsible for the Product meeting specifications and will provide a standard manufacturing warranty.

COLLABORATION
COMMITTEE:              A Collaboration Committee, consisting of an equal number
                        of members from each party (expected to be 3 to 5 members from each party), will be responsible for the oversight of the completion of development, clinical testing, regulatory process, launch, marketing and promotion of the Product. The Collaboration Committee will be responsible for reviewing clinical plans and results, marketing, promotional and other
                        Product-related plans and materials, (including annual promotional budgets), marketing expenses and other
                        Product-related matters. All Development Costs of both parties will be incurred pursuant to work plans and cost estimates approved by the Collaboration Committee.

                        Each member of the Collaboration Committee will have one vote. ALZA will have the tie-breaking vote with respect to all



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        sales, marketing and promotional activities. Alkermes will have the tie breaking vote with respect to nonpromotional regulatory matters.

PROPRIETARY RIGHTS
AND INDEMNIFICATION
FOR INFRINGEMENT:       As between Alkermes and ALZA, Alkermes will own all
                        patents related to the Product and any improvements to the Product.

                        (ALZA acknowledges that Alkermes may not own all such patents, but may have licensed them from third parties). Clinical data developed pursuant to the Definitive Agreement will be owned by the parties jointly, and neither party may use such data outside the Definitive Agreement without the prior written consent of the other party. Alkermes will indemnify ALZA against any liability arising from any claim that the manufacture, use or sale of the Product infringes the proprietary rights of any third party.

OTHER
INDEMNIFICATION:        ALZA will indemnify Alkermes against any liability
                        arising from ALZA's marketing and promotional activities with respect to the Product.

                        Alkermes will indemnify ALZA against any liability arising from: (i) the design, use or manufacture of the Product and (ii) any claims of the Partnership or any other third party for any payments or rights relating to the Product as a result of any arrangements between the Partnership or such third party and Alkermes.

CONFIDENTIALITY
AND NONDISCLOSURE:      Neither party will disclose the existence or the terms
                        of this term sheet or the Definitive Agreement without the prior written consent of the other party, subject to the requirements of applicable law. If a public announcement is to be made (because it is required by law or because the parties so agree), the parties will work together on a statement that is acceptable to both, and will work diligently to coordinate their disclosures with respect to the subject matter of any arrangements between them.



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IMPROVEMENTS,
AND COMPETING
PRODUCTS:               ALZA will have the right to market all improvements,
                        including formulation or similar changes, to the Product.

                        During the term of the Definitive Agreement, Alkermes will not develop for sale in the Territory or commercialize or have commercialized in the Territory (or assist in any activities directed thereto), either alone or with a third party other than ALZA, any other bradykinin-based product, or any other product intended to increase the flow of drugs through or across the blood brain barrier, except pursuant to Alkermes' existing transferrin receptor-mediated delivery program.

TERMINATION:            Each party will have the right to terminate the
                        Definitive Agreement due to an uncured material breach by the other party after notice and a reasonable opportunity to cure.

                        ALZA will have the right to terminate the Definitive Agreement on 90 days' written notice to Alkermes.

                        In the event of termination by ALZA other than due to Alkermes' breach, all rights to the Product will revert to Alkermes. In such event, Alkermes will be entitled to use jointly owned Program Information (excluding market research, market data, marketing and sales information, and promotional and related materials).

                        In the event of a material breach of the Definitive Agreement by Alkermes which remains uncured following notice and an opportunity to cure, ALZA may terminate the Definitive Agreement and will be entitled to an exclusive license (including any required sublicenses), subject to the Product Development Agreement, to market, sell and distribute the Product worldwide for which ALZA will pay Alkermes a royalty on net sales (such royalty to be specified in the Definitive Agreement) for a specified period of time.

THE PARTNERSHIP:        The Definitive Agreement will include appropriate
                        provisions to ensure that Alkermes' obligations to the Partnership and its limited partners are fulfilled, in order to preserve Alkermes'


     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        (and therefore ALZA's) rights to the Product. Such provisions will include the right of ALZA to fulfill Alkermes' obligations if Alkermes fails to do so, in order to preserve ALZA's rights to the Product, with appropriate and timely adjustments to the economic arrangements if and to the extent that ALZA must fulfill Alkermes' obligations in order to preserve ALZA's rights to the Product.

SUBTERRITORY A
PROVISIONS:

 Development Costs:     If ALZA elects to pay the Development Fee upon exercise
                        of the Option in a lump sum payment, Alkermes will fund all Development Costs up to the amount of the Development Fee. In connection therewith, Alkermes will reimburse ALZA, on a monthly basis, all of ALZA's
                        Development Costs of the Program for Subterritory A, until the amounts paid by Alkermes to ALZA plus the amounts incurred by Alkermes, in each case, as Development Costs under the Definitive Agreement, equal the Development Fee.

                        If ALZA elects to pay the Anticipated Completion Costs on an ongoing basis, rather than paying the Development Fee, then ALZA will reimburse Alkermes, on a monthly basis, for Alkermes' Development Costs duly incurred under the Definitive Agreement, until the total Development Costs for Subterritory A incurred by both parties under the Definitive Agreement equal the Anticipated Completion Costs.

                        If the total Development Costs of the Program in Subterritory A incurred by the parties under the Definitive Agreement and as approved by the Collaboration Committee exceed the Development Fee or the Anticipated Completion Costs, as the case may be, the parties will bear any excess equally, on an ongoing basis, with appropriate monthly reimbursement.

                        Development Costs for purposes of the Definitive Agreement will mean those costs approved in advance by the Collaboration Committee for expenditure.



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 Phase IV Clinical
 Studies: Each party will bear 50% of any Phase IV clinical studies related to the Product in Subterritory A.

 Sales and
 Marketing:             ALZA will be responsible for the marketing, sales and
                        distribution of the Product. ALZA will determine the selling price of the Product, with the advice of the Collaboration Committee. ALZA will promote the Product using reasonable commercial efforts, comparable to those used by other companies of similar size to promote products of similar commercial potential.

                        Each party will receive half of the profits from Product sales in Subterritory A (net sales less (i) ALZA's marketing, sales and distribution expenses, (ii) royalty payments, if any, to the Partnership and (iii) Alkermes' manufacturing costs). This equal sharing will be expressed in terms of a transfer price that is a percentage of the annual average net selling price of the Product during the prior calendar year, to be paid by ALZA to Alkermes as follows:

                                                    percentage of average net
                                                    -------------------------
                            in each calendar        selling price during the
                            ----------------        ------------------------
                            year on net sales of      prior calendar year
                            --------------------      -------------------

                        $***                                       ***%
                        ***                                        ***%
                        ***                                        ***%


                        Notwithstanding the foregoing, prior to the first commercial sale of the Product in Subterritory A, the parties will reconcile (using the principles embodied in the exhibit attached hereto) the total amounts expended by each party to develop the Product (an example of such a reconciliation is contained in the chart attached hereto), and to the extent that such reconciliation indicates that the amounts ALZA has paid (and is required to pay as future commercialization fees) is more than 50% of the total Development Costs of the Product from inception, then, at Alkermes' option, either (i) 50% of the difference between the amounts paid by ALZA and the



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        amounts paid by Alkermes will be credited against transfer price payments otherwise due to Alkermes under the above table (provided, however, that the transfer price will not, as a result of any such credit, be less than ***% and any excess will be carried over until fully utilized); or (ii) Alkermes will pay ALZA an amount equal to such difference. The parties acknowledge that Alkermes has expended approximately $*** through September 30, 1997 in Development Costs.


 Regulatory Activities: Alkermes will be responsible for preparing and completing all FDA filings and related regulatory activities necessary to obtain FDA clearance to market the Product, with the cooperation of ALZA. Alkermes will hold the NDA and NDS for the Product; however, Alkermes will transfer to ALZA responsibility for filing, and communicating with the FDA with respect to, marketing and promotional materials for the Product.

SUBTERRITORY B
PROVISIONS:

 Development Costs:     The parties will share equally the Development Costs of
                        activities undertaken solely for Subterritory B, with appropriate monthly reimbursement of the Development
                        Costs of activities approved by the Collaboration
                        Committee.

 Sales and Marketing:   In Subterritory B, ALZA may market the Product itself or
                        may arrange for distribution of the Product by third parties.

                        Each party will receive half of the profits from Product sales by ALZA (net sales less (i) ALZA's marketing, sales and distribution expenses, (ii) royalty payments, if any, paid to the Partnership and (iii) Alkermes' manufacturing costs).

                        If a third party distributes the Product, each of Alkermes and ALZA will be entitled to 50% of any up-front and milestone payments received from distributors for the rights to market the Product in Subterritory B. Each party will also be entitled to 50% of any ongoing payments from distributors, except that
                        (i) Alkermes will be reimbursed for its manufacturing costs, and (ii) any ongoing clinical costs borne by either Alkermes and ALZA will be reimbursed to the party incurring



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        the expenses, in each case prior to the equal sharing of distribution.

Regulatory Activities:  Alkermes will be responsible for preparing and completing the regulatory filings in other countries of the Territory, with the cooperation of ALZA. All such activities will be coordinated by the Collaboration Committee.




     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C

                           ALKERMES DEVELOPMENT COSTS






***






     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT D

                             ALZA DEVELOPMENT COSTS






***






     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT D-1

                                RESEARCH EXPENSES






DIRECT EXPENSES

***

***

***

***

***

***


INDIRECT EXPENSES

***

***

***

***

***

***

***

***

***






     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT D-2

                       GENERAL AND ADMINISTRATIVE EXPENSE





***

***

***

***

***

***

***

***

***





     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.